UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2005

Chindex International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24624	13-3097642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7201 Wisconsin Avenue, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 215-7777

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2005, Chindex International, Inc. ("Chindex") and two of its affiliated companies, Beijing United Family Hospital ("BJU") and Shanghai United Family Hospital ("SHU"), committed to an irrevocable offer to the International Finance Corporation ("IFC") to enter into a financing arrangement as described herein. The financing arrangement is set forth in two agreements, a Loan Agreement between IFC and BJU and SHU as co-borrowers, and a Guarantee Agreement between IFC and Chindex. The agreements, which have been signed by Chindex, BJU and SHU as appropriate become final upon the approval by the IFC Board of Directors and Management, and signing of the agreements by IFC. The offer remains irrevocable and in full force and effect until IFC’s signature commitment, or October 31, 2005, whichever comes first.

The Loan Agreement stipulates that IFC will provide BJU and SHU, as borrowers, with a loan in the amount of 64,880,000 Renminbi (approximately US$8 million). The term of the loan is ten years, with the borrowers required to begin making payments into a sinking fund beginning in the fourth year, with the option to extend the beginning of these payments to the fifth year if certain loan covenants have been met. The loan is to be made in one disbursement. The initial interest rate for the loan will be a reference rate plus 3.25%. The reference rate has not yet been set, but it is expected to be between 4.00% and 4.25%, making the total interest rate for the loan approximately 7.25% to 7.50%. Interest payments are to be made throughout the period of the loan.

The Loan Agreement includes a number of covenants typical to financing agreements of this size such as limitations on the ability of the borrowers to incur liens, to liquidate, to merge or consolidate with others, to dispose of assets, to change the nature of the business or to have a change of control. In addition, there are other requirements such as limits on the borrowers’ payments to Chindex of dividends or debt repayment unless certain financial ratios have been met by BJU and SHU, requirements for property and liability insurance coverage, a requirement to provide an Annual Monitoring Report, and limitations on expenditures beyond a certain level without IFC approval. The borrowers also covenant to follow World Bank environmental and social policies. If the borrowers desire to prepay the loan they can do so only with the payment of a penalty, although the loan agreement also calls for the lender and borrower to evaluate how penalty-free retirement of the debt might be made.

In terms of security, IFC would, among other things, have a lien over the equipment owned by the borrowers and over their bank accounts.

The Guarantee Agreement entered into by Chindex provides that Chindex guarantees the repayment of the debt by BJU and SHU. IFC would have a lien over Chindex bank accounts not already pledged, but not over other Chindex assets.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated into Item 2.03 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chindex International, Inc.

September 6, 2005	By:	Robert C. Goodwin, Jr.

Name: Robert C. Goodwin, Jr.
Title: Executive Vice President